UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 14, 2015

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 14, 2015, Real Goods Solar, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“NASDAQ”) notifying the Company that it is no longer in compliance with NASDAQ Listing Rule 5550(b)(2) because the minimum Market Value of Listed Securities (MVLS) of the Company’s Class A common stock had fallen below $35 million for the 30 business day period between February 24, 2015 and April 13, 2015, and describing a timetable for bringing the Company into compliance with that rule.

The Company’s Class A common stock remains listed on NASDAQ under the symbol RGSE. Under Listing Rule 5810(c)(3)(C), the Company has 180 calendar days, or until October 12, 2015, to regain compliance. If, at any time before then, the MVLS of the Company’s Class A common stock closes at $35 million or more for a minimum of 10 consecutive business days, NASDAQ staff will notify the Company that it has regained compliance.

In the event the Company does not regain compliance with the Rule prior to the expiration of the compliance period, it will receive written notification that its securities are subject to delisting.

The Company intends to actively monitor the MVLS for its Class A common stock between now and October 12, 2015, and will consider available options to resolve the deficiency and regain compliance with the NASDAQ minimum MVLS requirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Dennis Lacey
Chief Executive Officer and Acting Principal Financial Officer

Date: April 16, 2015